Immediate Release

Media Contact:
Jeff Bellows, Managing Director, public relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Announces Management Changes

IRVINE, Calif., August 18, 2009 –Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced that Anthony Cherbak has been named by the Board of Directors as the Company’s President and Chief Operating Officer.

Mr. Cherbak has served as the Company’s Executive Vice President of Operations since 2005 and assumed the responsibilities of President of International Operations in 2008.  Prior to joining Resources, Mr. Cherbak was a partner with Deloitte & Touche LLP, a professional services firm, where he spent the majority of his career.  While with Deloitte & Touche LLP, Mr. Cherbak led the firm’s consumer business practice for its Pacific Southwest region and most recently served as Partner in Charge of the audit practice in Orange County.

 “I look forward to working with Don and the entire Resources management team to grow our way out of what has been a very difficult economic environment over the last twelve months,” said Mr. Cherbak. “We have a lot of very talented professionals in our organization that are dedicated to serving our clients and continuing the success we have enjoyed since inception.”

Don Murray, Executive Chairman and Chief Executive Officer, commented: “I have full confidence in Tony’s abilities and believe he is the best qualified to be our President and Chief Operating Officer.”

Audit Committee Chairman, Neil Dimick noted:  “I have had the pleasure to work with Tony for years and have witnessed his extraordinary ability to lead a professional services firm with the global scope and quality of Resources.  The strength of Resources and its network of experienced professionals will certainly benefit with Tony's leadership.”

Resources also announced that Karen M. Ferguson has resigned from her position as the Company's Executive Vice President & Chief Strategy Officer effective August 21, 2009, and as a member of the Board of Directors effective August 17, 2009.  Ms. Ferguson will pursue other interests outside of Resources. Effective August 17, 2009, the Company’s Board of Directors has elected Mr. Cherbak as a management member of the Board of Directors to fill Ms. Ferguson’s Board term expiring in 2010.

“We wish Karen the very best as she transitions from Resources,” Mr. Murray said.  “We are grateful for her passion and commitment in helping us found and build the business over the past 14 years.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,800 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include growing our way out of a difficult economic environment and continuing success of the business.  Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

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